                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                         CREDIT ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            [CREDIT ACCEPTANCE LOGO]

                         CREDIT ACCEPTANCE CORPORATION
                          25505 WEST TWELVE MILE ROAD
                                   SUITE 3000
                        SOUTHFIELD, MICHIGAN 48034-8339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 13, 2004

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, will be held at its headquarters at 25505 West Twelve Mile Road, Southfield, Michigan 48034, on Thursday, May 13, 2004, at 9:00 a.m., local time, for the following purposes.

          1. To elect six directors to serve until the 2005 Annual Meeting of Shareholders;

          2. To adopt the Credit Acceptance Corporation Incentive Compensation Plan and approve the performance goals thereunder; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record on March 26, 2004 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed Proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The Proxy is revocable and will not affect your right to vote in person if you are a shareholder of record and attend the meeting.

                                          By Order of the Board of Directors,

                                          Charles A. Pearce
                                          Corporate Secretary

Southfield, Michigan
April 16, 2004

                            [CREDIT ACCEPTANCE LOGO]

                         CREDIT ACCEPTANCE CORPORATION

                                PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 13, 2004

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Credit Acceptance Corporation, a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 13, 2004, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed form of Proxy were first sent or given to security holders on or about April 16, 2004.

     Only shareholders of record at the close of business on March 26, 2004 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. Each holder of the 39,716,864 issued and outstanding shares of the Company's common stock (the "Common Stock") on the Record Date is entitled to one vote per share. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or, if you are a shareholder of record or hold legal authority from a shareholder of record, by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. IF NO SPECIFICATIONS ARE MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND FOR THE ADOPTION OF THE INCENTIVE COMPENSATION PLAN. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment to the extent permitted by law.

     If you withhold your vote with respect to the election of the directors or abstain from voting on the adoption of the Incentive Compensation Plan, your shares will be counted for purposes of determining a quorum. Withheld votes will be excluded entirely from the vote on the election of directors and will therefore have no effect on the election. Abstentions on the adoption of the Incentive Compensation Plan are not treated as votes cast on the matter and therefore will have no effect.

     If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. "Broker non-votes" occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. The election of directors is considered a routine matter, so your bank or broker will have discretionary authority to vote your shares held in street name on that proposal. The proposal to approve the Incentive Compensation Plan is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on that proposal. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal.

     The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy materials to principals.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 29, 2004 concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other beneficial owners of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on February 29, 2004 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.

                                                            NUMBER
                                                          OF SHARES            PERCENT OF
                                                      BENEFICIALLY OWNED   OUTSTANDING SHARES
                                                      ------------------   ------------------
Donald A. Foss......................................    24,036,898(a)             60.8%
Brett A. Roberts....................................       459,000(b)              1.2%
Steven M. Jones.....................................         6,000(c)                *
Michael W. Knoblauch................................       282,600(d)                *
Keith P. McCluskey..................................        83,166(e)                *
Harry E. Craig......................................        10,000(f)                *
Glenda Flanagan.....................................         4,000(g)                *
Daniel P. Leff......................................            --                   *
Thomas N. Tryforos..................................     4,394,682(h)             11.1%
All Directors and Executive Officers as a Group (12
  persons)..........................................    29,506,355(i)             72.8%
Thomas W. Smith.....................................     4,811,300(h)             12.2%
Scott J. Vassalluzo.................................     4,140,350(h)             10.5%
Dimensional Fund Advisors, Inc. ....................     2,275,211(j)              5.8%

 *   Less than 1%.

(a) Shares are held by Donald A. Foss and Donald A. Foss Revocable Living Trust dated January 26, 1984 as to which Mr. Foss is the trustee. Karol A. Foss is the record owner of 11,968,587 of these shares of which Mr. Foss has sole voting power and dispositive power of such shares pursuant to an agreement dated December 6, 2001. In addition, Mr. Foss has shared voting and dispositive power with respect to 83,166 shares which are owned by a limited liability company in which he has a 20% interest. Mr. Foss' business address is 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339.

(b) Includes 395,000 shares which Mr. Roberts has the right to acquire upon exercise of employee stock options.

(c) Includes 6,000 shares which Mr. Jones has the right to acquire upon exercise of employee stock options.

(d) Includes 280,000 shares which Mr. Knoblauch has the right to acquire upon exercise of employee stock options.

(e) Mr. McCluskey has shared voting and dispositive power with respect to 83,166 shares which are owned by a limited liability company in which he has an 80% interest.

(f) Shares are held by the Craig Living Trust as to which Mr. Craig is the trustee.

(g)  Ms. Flanagan became a director of the Company effective March 9, 2004.

(h) The number of shares is based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission by Mr. Thomas W. Smith, Mr. Thomas N. Tryforos, and Mr. Scott J. Vassalluzo which reflect their beneficial ownership of shares of Common Stock as of December 31, 2003. Mr. Smith, Mr. Tryforos and Mr. Vassalluzo reported that they have shared voting and dispositive power over 4,076,500 shares. Mr. Smith reported that he has sole voting and dispositive power over 727,000 shares. Mr. Tryforos reported that he has sole voting and dispositive power over 318,182 shares. Mr. Vassalluzo reported that he has sole voting and dispositive power over 63,850 shares. Mr. Smith's, Mr. Tryforos', and Mr. Vassalluzo's business address is 323 Railroad Avenue, Greenwich, Connecticut 06830. In addition, Mr. Smith filed a Form 4 reflecting his indirect beneficial ownership of 7,800 shares of Common Stock as of February 29, 2004, which are owned by Petra Capital Partners. Mr. Smith disclaims beneficial ownership of such shares except to the extent of his interest in Petra Capital Partners.

(i) Includes a total of 991,000 shares which such persons have the right to acquire upon exercise of employee stock options.

(j) The number of shares is based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. ("Dimensional") which reflects its beneficial ownership of shares of Common Stock as of December 31, 2003. Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares and as such may be deemed to be the beneficial owner of the shares; however, the shares are owned by the funds and Dimensional expressly disclaims beneficial ownership of such shares. Dimensional's business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                       MATTERS TO COME BEFORE THE MEETING

(1) ELECTION OF DIRECTORS

DESCRIPTION OF NOMINEES

     Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director holds office until the next annual meeting of shareholders and until his or her successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of the nominees is currently a director of the Company.

     The following sets forth information as to each nominee for election at the Annual Meeting, including their age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service as a director of the Company. The Board of Directors recommends a vote FOR each of the nominees for election. EXECUTED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. The election of directors requires a plurality of the votes cast.

     DONALD A. FOSS; AGE 59; CHAIRMAN OF THE BOARD

     Mr. Foss is the founder and principal shareholder of the Company, in addition to owning and operating companies engaged in the sale of used vehicles. He was formally named Chairman of the Board and Chief Executive Officer of the Company in March 1992 and vacated the Chief Executive Officer position effective January 1, 2002.

     HARRY E. CRAIG; AGE 76; INDEPENDENT PERSONNEL CONSULTANT

     Mr. Craig has been a self-employed consultant providing management training services since 1986. Mr. Craig served in various managerial and other capacities with Ford Motor Company for 30 years, most recently as Director, Personnel and Organization Office of Ford Aerospace & Communications Corporation. Mr. Craig became a director of the Company in June 1992.

     GLENDA FLANAGAN; AGE 50; EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOLE FOODS MARKET, INC.

     Ms. Flanagan is the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc., the largest natural and organic foods supermarket retailer in the United States. Ms. Flanagan joined Whole Foods Market in 1988 as Chief Financial Officer, prior to which she held positions in public accounting, retail and business consulting. Ms. Flanagan became a director of the Company in March 2004.

     DANIEL P. LEFF; AGE 45; MANAGING MEMBER, THE PLACID GROUP, LLC

     Mr. Leff established The Placid Group, LLC in January 2004 and is its Managing Member. Prior to establishing The Placid Group, Mr. Leff was Chief Operating Officer of Invensys Energy Management. Prior to joining Invensys in May 2002, Mr. Leff was Chairman and Chief Executive Officer of Enron Energy Services, a role he was appointed to by new management following the Chapter 11 bankruptcy filing by Enron and its subsidiaries, including Enron Energy Services, December 2001. From 1997 to 2001, Mr. Leff served in other management capacities at Enron Energy Services, including Chief Operating Officer, Managing Director and Vice President. Prior to 1997, Mr. Leff was President and Chief Executive Officer of FMES, Incorporated, a company he founded in 1993 and sold to Enron Energy Services in 1997. Mr. Leff became a director of the Company in June 2001.

     BRETT A. ROBERTS; AGE 37; CHIEF EXECUTIVE OFFICER

     Mr. Roberts joined the Company in 1991 as Corporate Controller and was named Assistant Treasurer in March 1992 and Vice President -- Finance in April 1993. He was named Chief Financial Officer and Treasurer in August 1995. He was named Executive Vice President and Chief Financial Officer in January 1997, Co-President in January 2000, Executive Vice President of Finance and Operations in October 2000, Chief Operating Officer in January 2001, and to his present position in January 2002. Mr. Roberts became a director of the Company in March 2002.

     THOMAS N. TRYFOROS; AGE 44; GENERAL PARTNER OF PRESCOTT INVESTORS, INC.

     Since May 1991, Mr. Tryforos has been employed as a General Partner at Prescott Investors, Inc., a private investment firm based in Connecticut. Mr. Tryforos became a director of the Company in July 1999.

OTHER EXECUTIVE OFFICERS

     MICHAEL W. KNOBLAUCH; AGE 40; CHIEF OPERATING OFFICER

     Mr. Knoblauch joined the Company in 1992. He served as the Company's collection manager from May 1994 to August 1995. He was named Vice
President -- Collections in August 1995, Chief Operating Officer in July 1999, Co-President in January 2000, President in October 2000, and to his present position in January 2002.

     KEITH P. MCCLUSKEY; AGE 44; PRESIDENT

     Mr. McCluskey joined the Company in May 1999 as President of the Company's auto leasing subsidiary. He was named Chief Marketing Officer in February 2001 while remaining President of the Company's auto leasing subsidiary and to his present position in January 2002. Since June 1983, Mr. McCluskey has owned and operated companies engaged in the sale and lease of new and used vehicles.

     DOUGLAS W. BUSK; AGE 43; TREASURER AND CHIEF FINANCIAL OFFICER

     Mr. Busk joined the Company in November 1996 and was named Vice President and Treasurer in January 1997. He was named Chief Financial Officer in January 2000. Mr. Busk served as Chief Financial

Officer and Treasurer until August 2001, when he was named President of the Company's Capital Services unit. He resumed his duties as Chief Financial Officer and Treasurer in December 2001.

     CHARLES A. PEARCE; AGE 39; VICE PRESIDENT -- GENERAL COUNSEL AND CORPORATE SECRETARY

     Mr. Pearce joined the Company in January 1996 as general counsel. He was named Vice President -- General Counsel in January 1997 and to his present position in June 1999.

     DAVID S. SIMMET; AGE 39; CHIEF INFORMATION OFFICER

     Mr. Simmet joined the Company in August 1992 as Manager of Information Systems. He was named Director of Information Systems in April 1995. He was named Vice President -- Information Systems in October 1997 and to his present position in February 2001.

     STEVEN M. JONES; AGE 40; CHIEF ADMINISTRATIVE OFFICER

     Mr. Jones joined the Company in October 1997 as Manager of the Debt Recovery Department for Credit Acceptance Corporation UK Limited, in which position he served until November 1999 when he was named Deputy Managing Director, Credit Acceptance Corporation UK Limited. In December 2001, he was named Managing Director Credit Acceptance Corporation UK Limited in which he was responsible for the operations of the Company's United Kingdom business segment. Mr. Jones was named to his present position in November 2003.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held seven meetings during 2003. All directors attended at least 75% of the total number of meetings of the Board and any committees of the board on which he or she served during 2003, which were held during the period that he or she served. Directors are expected to use their best efforts to be present at the annual meeting of shareholders. All of our directors attended the 2003 Annual Meeting of Shareholders.

     Standing committees of the Board during 2003 included the Executive Compensation Committee and the Audit Committee. The members of the committees during 2003 were Messrs. Craig, Leff, Tryforos and Sam Lafata, who retired from the Board effective December 31, 2003. Ms. Flanagan was appointed to the Audit Committee and the Executive Compensation Committee in April 2004. In addition, on April 1, 2004, the Board established the Nominating Committee, comprised of Mr. Craig, Ms. Flanagan, Mr. Leff, and Mr. Tryforos. The Board of Directors has determined that all of the directors, other than Mr. Foss and Mr. Roberts, including all of the members of the standing committees, are "independent directors" as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market ("Nasdaq").

     The Board has adopted charters for each of the three standing committees. The charters are available on the Company's website at www.creditacceptance.com. In addition, the Audit Committee charter is attached to this proxy statement as Annex A.

     The Executive Compensation Committee's principal responsibilities include:
(a) reviewing on an annual basis the compensation of all executive officers of the Company, (b) making recommendations to the Board regarding compensation of executive officers, and (c) reviewing and administering all benefit plans pursuant to which Company securities (including stock options) are granted to the Company's executive officers or directors. The Executive Compensation Committee held two meetings during 2003.

     The Nominating Committee's principal responsibilities include: (a) establishing criteria for the selection of new Board members and conducting searches and interviews for individuals qualified to become Board members; (b) making recommendations to the Board regarding director nominees for the next annual shareholders meeting from the pool of identified qualified individuals; and (c) recommending to the Board which directors should serve on the various committees of the Board. The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, search firms and other sources outside the Company. Director candidates need not possess any specific minimum qualifications. Rather, a candidate's suitability for nomination and election to the Board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board, as well as the Company's strategy and its regulatory and market environments. The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources. See "Shareholder Proposals and Nominees for 2005 Annual Meeting" for a description of the procedures for shareholders to submit recommendations of candidates for director.

     The Audit Committee's principal responsibilities include: (a) overseeing the integrity of the Company's financial statements and financial reporting process, and the Company's systems of internal accounting and financial controls; (b) overseeing the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (c) overseeing compliance by the Company with corporate governance, legal and regulatory requirements, including the Company's disclosure controls and procedures; (d) approving in advance all audit services, to ensure that a written statement is received from the external auditors setting forth all relationships with the Company; (e) reviewing and approving any related party transactions; and (f) acting as the Qualified Legal Compliance Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is included in this proxy statement as Exhibit A. The Audit Committee held eight meetings during 2003. The Board has determined that each of the members of the Audit Committee is "independent," as independence is defined in the applicable Nasdaq rules for audit committee members. The Board has also determined that Mr. Tryforos and Ms. Flanagan are "audit committee financial experts" as defined by applicable Securities and Exchange Commission rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable Nasdaq rules.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company.

     In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might reasonably be thought to bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may reasonably be thought to impact their objectivity and independence and satisfied itself as to the auditors' independence.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") as the independent auditors for the fiscal year ended December 31, 2004.

AUDIT COMMITTEE:

      HARRY E. CRAIG  GLENDA FLANAGAN  DANIEL P. LEFF  THOMAS N. TRYFOROS

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders desiring to communicate with the board of directors or any individual director may call 1-866-396-0556. Telephone calls will be taped and summarized by the third party provider which monitors the hotline service. A summary of the calls received will be sent to the General Counsel, the Director of Internal Audit, the Chairman of the Audit Committee, and to any director to whom communications are addressed.

CODES OF ETHICS

     The Company has adopted codes of ethics that apply to the Company's directors, executive officers and other employees. The codes of ethics are available on the Company's website at www.creditacceptance.com. Shareholders may also obtain a written copy of the codes of ethics, without charge, by sending a written request to the Investor Relations Department, Credit Acceptance Corporation, P.O. Box 513, Southfield, Michigan 48037. We will disclose any amendments to, or waivers from, the provisions of the codes of ethics applicable to our directors or executive officers on our website.

  (2) PROPOSAL TO APPROVE THE CREDIT ACCEPTANCE CORPORATION INCENTIVE COMPENSATION PLAN

     On April 1, 2004, the Board of Directors unanimously approved the Incentive Compensation Plan ("Proposed Plan"), subject to shareholder approval. The Proposed Plan is intended to attract, motivate and retain highly competent, effective and loyal employees and non-employee directors in order to create per share intrinsic value for shareholders.

     The Board of Directors recommends a vote FOR the approval of the Plan. EXECUTED PROXIES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED PLAN UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. Approval of the Proposed Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the proposal.

     The Proposed Plan, if approved by shareholders, is intended to replace the 1992 Stock Option Plan (the "1992 Plan") and the Company's Director Stock Option Plan (the "Director Plan"). A total of 1,000,000 shares of Common Stock have been set aside for issuance under the Proposed Plan. The 1992 Plan and the Director Plan have a combined 1,749,335 shares available for grant as of February 29, 2004. If the Proposed Plan is approved by shareholders, the Board of Directors intends to terminate the 1992 Plan and the Director Plan as to future grants so that the shares currently available for grants under these plan would no longer be available.

     GENERAL. The Proposed Plan provides for the grant of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, and performance awards, including cash, at any time prior to April 1, 2014. A total of 1,000,000 shares of Common Stock have been set aside for issuance under the Proposed Plan. This amount is subject to adjustment for stock splits and certain other corporate events. Approximately 700 full time employees and four non-employee directors of the Company would be eligible to receive grants under the Proposed Plan, if the plan were in place today.

     ADMINISTRATION. The Proposed Plan will be administered by the Executive Compensation Committee of the Board (the "Compensation Committee"). Unless otherwise specified in the Proposed Plan, the Compensation Committee has the power to select the recipients of awards and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability of options or lapse of transfer restrictions, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of options. The Board is permitted by the Proposed Plan to amend or terminate the Proposed Plan at any time without shareholder approval, although requirements of the Nasdaq and applicable law restrict its ability to amend the Proposed Plan without shareholder approval when the amendment would increase the number of shares available under the Proposed Plan, change the provisions relating to eligibility for grants or would otherwise be material.

     The Compensation Committee may delegate to one or more officers or managers the authority to grant awards and to otherwise act with respect to awards made to participants who are not officers or directors of the Company for purposes of
Section 16 of the Securities Exchange Act of 1934.

     RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. The Proposed Plan provides for the grant of restricted shares or restricted stock units. A restricted stock unit is the right to receive restricted shares or an equivalent value in cash. Restricted shares and restricted stock units will initially be non-transferable but will become transferable upon fulfillment of conditions established by the Compensation Committee at the time of grant. An award of restricted stock or restricted stock units may also be subject to vesting or other restrictions, which may include performance goals. All of the terms relating to vesting or other restrictions, including performance goals, the length of any performance period, and the termination of the restriction period relating to a restricted stock award or restricted stock unit, will be determined by the Compensation Committee and set forth in the agreement relating to such restricted stock award or restricted stock unit. The holder of restricted shares or shares subject to a restricted stock unit will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares.

          PERFORMANCE GOALS. In its discretion, the Compensation Committee may designate any grant of restricted stock or restricted stock units to any Proposed Plan participant as intended to satisfy the requirements of
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Restrictions on transfer relating to such restricted stock or restricted stock units would lapse upon completion of written objective performance goals using one or more of the following criteria: (i) economic profit; (ii) earnings per share; (iii) operating income; (iv) net income;
     (v) revenue; (vi) book value per share; (vii) return on capital; (viii) total loan originations; (ix) origination quality measures, such as charge-off rates, collection rates, dollars collected or similar measures;
     (x) loan performance measures, such as charge-off rates, collection rates, dollars collected; (xi) annual profitability; and (xii) market capitalization. The performance period may be a one, two, three, four or five fiscal year period, determined by the Compensation Committee. Grants of restricted stock and restricted stock units that are intended to satisfy Code Section 162(m) will be subject to a formula to be approved by the Compensation Committee and shareholders in accordance with Treasury regulations under Code Section 162(m). A performance-based restricted stock award or restricted stock unit shall not be paid until the Compensation Committee has certified in writing that the applicable performance goals have been attained.

     OPTIONS. Options granted under the Proposed Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The terms of options granted under the Proposed Plan will be set forth in an agreement between the Company and the recipient and will be determined by the Compensation Committee, unless specified in the Proposed Plan. The exercise price will not be less than the fair market value of the shares on the date of grant. The fair market value per share of the Common Stock on March 31, 2004 was $18.99. The exercise price must be at least 110% of fair market value if the recipient is the holder of more than 10% of the Company's stock.

     Options granted under the Proposed Plan become exercisable at such times as the Compensation Committee may determine and will expire not later than ten years after grant. The aggregate fair market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during any calendar year may not exceed $100,000. The maximum number of shares that may be subject to option grants under the Proposed Plan to any salaried employee during any two-year period is 500,000 (subject to adjustment for stock splits and other corporate events). Payment for shares to be acquired upon exercise of options granted under the Proposed Plan may be made in cash, by check or, at the discretion of the Compensation Committee, as set forth in the related option agreement, a holder may exercise an option through a cashless exercise procedure whereby the holder provides an option exercise notice to the Company and simultaneously irrevocably instructs a broker to sell a sufficient number of the shares from the option exercise to pay the option exercise price and accompanying taxes. In addition, at the Compensation

Committee's discretion, shares held by the holder for at least six months may be tendered to the Company to pay the exercise price and tax withholding obligations, if any.

     PERFORMANCE AWARDS. The Proposed Plan also provides for the grant of performance awards. A performance award is a right, contingent upon the attainment of performance goals within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock, or a combination of both. All of the terms relating to the satisfaction of performance goals, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award, including the effect upon such award of termination of the recipient's status as an employee or director, will be determined by the Compensation Committee and included in an agreement between the recipient and the Company. The holder of performance awards who receive the award in the form of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares, but will be prohibited from transferring the stock until the satisfaction of the performance goals.

          PERFORMANCE GOALS. In its discretion, the Compensation Committee may designate any performance award to any Proposed Plan participant as intended to satisfy the requirements of Code Section 162(m). Restrictions on transfer of the award will lapse and the award will be payable upon completion of written objective performance goals using one or more of the following criteria: (i) economic profit; (ii) earnings per share; (iii) operating income; (iv) net income; (v) revenue; (vi) book value per share;
     (vii) return on capital; (viii) total loan originations; (ix) origination quality measures, such as charge-off rates, collection rates, dollars collected or similar measures; (x) loan performance measures, such as charge-off rates, collection rates, dollars collected; (xi) annual profitability; and (xii) market capitalization. The performance period may be a one, two, three, four or five fiscal year period, determined by the Compensation Committee. Grants of performance awards that are intended to satisfy Code Section 162(m) will be subject to a formula to be approved by the Compensation Committee and shareholders in accordance with Treasury regulations under Code Section 162(m). A performance award under Code
     Section 162(m) shall not be paid until the Compensation Committee has certified in writing that the applicable performance goals have been attained.

     CHANGE IN CONTROL AND TERMINATION. Unless otherwise provided in the applicable agreement, any portion of an option which is not yet exercisable will be forfeited if the holder's status as an employee or director is terminated for any reason, and any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance goals have not yet been achieved will be forfeited if the holder's status as an employee or director is terminated for any reason.

     Unless the relevant agreement otherwise provides, the exercisable portion of an option will terminate at various times after the holder's status as an employee or director terminates, based upon the reason for the termination. If status is terminated for cause, any unexercised portion of an option immediately terminates. If status terminates due to death or disability, then the option is exercisable until the earlier of the date the option would otherwise have terminated or the first anniversary of such death or disability. If the option is a nonqualified stock option and (1) status terminates due to retirement, or
(2) the holder is terminated involuntarily (other than for cause or due to death or disability) within six months following a change in control, then the exercisable portion of the option may be exercised until the option would otherwise have expired in the absence of termination. If status terminates for any other reason, then the option terminates when the option otherwise expires or three months after termination of status, whichever is earlier. The Compensation Committee, however, has discretion under the Proposed Plan to accelerate the exercisability of options, extend the exercise period of an option (but not past the tenth anniversary of the grant date) and waive the restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, and such acceleration and waiver will occur automatically upon a "change in control" of the Company (as defined in the Proposed Plan).

     INCOME TAX CONSEQUENCES. Under the Code as now in effect, at the time an incentive stock option is granted or exercised, the holder will not be deemed to have received any income, and the Company will not be entitled to a deduction. The difference between the exercise price and the fair market value of the shares on the date of exercise is a tax preference item, which may subject the holder to the alternative minimum tax in the year of exercise. The holder of an incentive stock option generally will be accorded capital gain or loss treatment on the disposition of the stock acquired upon exercise, provided the disposition occurs more than two years after the date of grant and more than one year after exercise. A holder who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the holder, the Company is permitted to deduct a corresponding amount as compensation expense.

     Upon the exercise of a nonqualified stock option, a holder will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Upon withholding for income and employment taxes, the Company will receive a corresponding compensation deduction. When the holder disposes of the shares acquired upon exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a capital gain.

     A participant who receives a restricted stock, restricted stock unit or performance share award recognizes ordinary income equal to the fair market value of the stock on the date the restrictions lapse, in the case of restricted stock and restricted stock units, or the date on which any cash payment is received, as applicable, and, upon withholding for income and employment taxes, the Company will receive a compensation tax deduction equal to the ordinary income realized by the participant.

     2004 ANNUAL BONUS FOR THE CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF ADMINISTRATIVE OFFICER UNDER THE PROPOSED
PLAN. Subject to shareholder approval of the Proposed Plan, on February 9, 2004 the Compensation Committee approved the bonus formula for the year ending December 31, 2004 for the Chief Executive Officer, President, Chief Operating Officer and Chief Administrative Officer, as intended to satisfy the requirements of Section 162(m) of the Code. The Company's Chairman has currently elected not to receive a bonus under the Proposed Plan. The 2004 bonus formula for these officers has two components:

     (1) Annual cash bonuses based on improvement in economic profit

     (2) Annual equity awards based on improvement in economic profit

          CASH BONUS AWARDS. For the year ending December 31, 2004, the annual bonuses of the Chief Executive Officer, President, Chief Operating Officer and Chief Administrative Officer under the Proposed Plan will be determined using a formula based on the improvement in the Company's economic profit in 2004. Economic profit, for purposes of the annual bonus formula, is calculated by subtracting a cost of equity from reported net income, after adjusting for non-recurring items and stock options.

          The cost of equity is computed as 10% of average equity, which approximates the S&P 500's rate of return since 1965.

          Adjustments for non-recurring items for 2003 included the foreign exchange loss due to the fair value recognition of forward contracts, a reduction in Michigan single business tax expense resulting from a reduction in the amount of income apportioned to the state of Michigan, impairment expenses associated with the Company's decision to liquidate the United Kingdom operation, and interest income from the Internal Revenue Service.

          Future adjustments for non-recurring items will be approved by the Compensation Committee and will typically be consistent with non-recurring items presented in the Company's quarterly earnings releases.

          For purposes of determining economic profit, the Company adds back the expense for stock options calculated in accordance with SFAS No. 123 and instead records an expense that the Company believes is a more accurate reflection of the actual economic cost of stock options. This expense is calculated in a manner consistent with the treatment of stock options outlined in a memorandum on this topic titled Credit Acceptance's Practice Regarding Stock Compensation, which is posted in the investor relations section of the Company's website. The formula used to calculate the expense is as follows:

          (Grant price) x (number of options) x (10%) = economic cost of outstanding stock options

          The calculation of 2003 economic profit on this basis is as follows (in thousands):

Net income, as reported.....................................  $ 28,181
  Foreign exchange loss on forward contracts................     1,831
  Reduction in Michigan single business tax.................      (307)
  United Kingdom impairment expense.........................     7,238
  Interest income from the Internal Revenue Service.........      (400)
                                                              --------
Net income, as adjusted for non-recurring items.............    36,543
  Plus: stock compensation expense recognized, net of tax...     2,343
  Less: economic cost of outstanding stock options..........    (3,209)
  Less: cost of equity......................................   (33,938)
                                                              --------
Economic profit.............................................  $  1,739
                                                              ========

          The cash component of each of the executive's annual bonus will be calculated as a fixed percentage of the improvement in the Company's economic profit from the prior year to the current year.

          EQUITY AWARDS. Equity awards are intended to reward longer-term business performance. Future equity awards are intended to be made in the form of restricted stock. Future restricted stock awards will be calculated as a fixed multiple of the cash component of the annual bonus as calculated above, and will be reduced by the average economic cost of options held by the individual during the year, calculated using the formula detailed above and an effective tax rate of 35%. The Company deducts the economic cost of an individual's outstanding stock options in the calculation of the restricted stock component of each individual's annual bonus in order to fix the annual cost of equity compensation at the amount earned under the formulae determined pursuant to the Proposed Plan and to properly recognize the true carrying cost to the Company of outstanding stock options. The number of restricted shares granted as a part of the annual bonus will be determined by dividing the value of the restricted stock awarded by the market price per share of the Common Stock on the date of grant.

          Restricted stock will vest based on the attainment of annual earnings per share ("EPS") equal to or greater than 2 times the EPS attained in the year the grant was earned (the "EPS Target"). The vesting occurs in full if the EPS Target is attained within 5 years. If such EPS Target is attained in year 6 or year 7, the percentage of restricted shares which vest is reduced to 50% and 25%, respectively. The restricted shares are forfeited if the EPS Target is not attained within 7 years.

          2004 BONUS FORMULA. The annual bonus and restricted stock formulas, under the 2004 Plan, for the Chief Executive Officer (CEO), President, Chief Operating Officer (COO) and Chief Administrative Officer (CAO) are as follows:

                                                   CEO      PRESIDENT    COO     CAO
                                                   ---      ---------    ---     ---
Cash component of annual bonus:
  Percentage of improvement in economic
     profit...................................       5.0%      4.0%       2.5%    2.0%
Restricted stock component of annual bonus:
  Multiple of the cash component..............       3.5       3.5        1.5     1.5
  Less: the economic cost of unexercised stock
     options (in thousands) (A)...............    $1,222      $937       $537    $227

        (A)- Based on unexercised stock options outstanding as of February 29, 2004.

          For example, if the Company's economic profit increases by $8 million in 2004, the Chief Executive Officer would receive a cash bonus of $400,000 and a restricted stock bonus of $178,000. The annual bonus in this example would be calculated as follows (in thousands):

Cash component of annual bonus:
  2004 economic profit......................................    $ 9,739
  Less: 2003 economic profit................................     (1,739)
                                                                -------
     Improvement in economic profit.........................      8,000
  Bonus percentage..........................................          5%
                                                                -------
     Cash bonus.............................................    $   400
                                                                =======
Restricted stock component of annual bonus:
  Cash bonus................................................    $   400
  Bonus multiple............................................        3.5
                                                                -------
     Restricted stock bonus before stock option
      adjustment............................................      1,400
  Less: economic cost of outstanding stock options..........     (1,222)
                                                                -------
     Restricted stock bonus.................................    $   178
                                                                =======

          The cash awards will be paid and restricted stock grants will be made following the release of audited financial statements in early 2005.

          The actual amounts to be paid pursuant to the 2004 bonus formula are dependent on 2004 performance and are not currently determinable. The example used above has been provided for illustrative purposes only and should not be construed as an estimate or projection of actual results of the Company for 2004 or amounts actually to be paid out under the Proposed Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY

     The following table sets forth certain summary information for the years indicated concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer, and the other four most highly compensated executive officers of the Company (based on combined salary and bonus for 2003) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                  LONG TERM
                         -----------------------------------------     COMPENSATION
                                                      OTHER ANNUAL   AWARDS SECURITIES    ALL OTHER
NAME AND                         SALARY     BONUS     COMPENSATION      UNDERLYING       COMPENSATION
PRINCIPAL POSITION       YEAR     ($)       ($)(A)       ($)(B)       OPTIONS/SARS(#)       ($)(C)
------------------       ----   --------   --------   ------------   -----------------   ------------
Donald A. Foss.........  2003   $475,000   $     --     $    --                 --         $   625
  Chairman of the Board  2002    475,000         --          --                 --             625
                         2001    475,000         --      12,313                 --             625
Brett A. Roberts.......  2003   $386,000   $240,000     $    --                 --         $   625
  Chief Executive
     Officer             2002    308,000         --          --            452,469             625
                         2001    305,000    274,300          --                 --             625
Michael W. Knoblauch...  2003   $259,000   $155,000     $    --                 --         $   625
  Chief Operating
     Officer             2002    258,000         --          --            100,000             625
                         2001    255,000    227,200          --                 --             625
Keith P. McCluskey.....  2003   $254,000   $152,000     $    --                 --         $    --
  President              2002    253,000         --          --                 --              --
                         2001    233,000     36,000      14,063          1,000,000          32,816
Steven M. Jones........  2003   $243,000   $135,000     $    --            120,000         $80,461
  Chief Administrative   2002    183,000     16,000          --                 --          18,343
  Officer                2001    127,000     14,000          --             30,000          12,698

(a) Annual bonus amounts are earned and accrued during the fiscal years indicated and paid in subsequent years. See "Compensation of Executive Officers -- Report of the Executive Compensation Committee."

(b) The amount disclosed in this column for Mr. Foss consists of automobile allowances of $9,746 and a related tax "gross up" of $2,567. The amount disclosed in this column for Mr. McCluskey consists the tax "gross up" on a loan that began to accrue interest on January 1, 2002. See "Certain Relationships and Transactions -- Indebtedness".

(c) The amounts disclosed in this column for Mr. Foss, Mr. Roberts, and Mr. Knoblauch consist of the Company's matching contribution for the 401(k) Profit Sharing Plan. The amount disclosed in this column for Mr. McCluskey consists of reimbursed relocation expenses. The 2003 amount in this column for Mr. Jones consists of the Company's retirement contribution of $34,286, reimbursed relocation expenses of $34,461, and reimbursed housing expenses of $11,714. The 2002 and 2001 amounts disclosed in this column for Mr. Jones consist of the Company's retirement contributions.

OPTIONS

     The following table provides information on options granted in 2003 to the Named Executive Officers, which were granted under the Company's 1992 Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                                         PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF        TOTAL                                        ASSUMED ANNUAL RATES OF
                          SECURITIES    OPTIONS/SARS                                   STOCK PRICE APPRECIATION
                          UNDERLYING     GRANTED TO                                       FOR OPTION TERM(B)
                           OPTIONS/     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------------
         NAME            SARS GRANTED   FISCAL YEAR      ($/SHARE)         DATE         5%($)           10%($)
         ----            ------------   ------------   --------------   ----------   ------------   --------------
Donald A. Foss.........         --            --%          $   --               --     $     --       $       --
Brett A. Roberts.......         --            --               --               --           --               --
Steven M. Jones........    120,000(a)       86.6            10.33       11/17/2013      779,200        1,974,647
Michael W. Knoblauch...         --            --               --               --           --               --
Keith P. McCluskey.....         --            --               --               --           --               --

(a) These options vest based upon the Company attaining specific levels of Economic Profit, or immediately upon a change of control of the Company. Refer to "Economic Profit" under Item 7 in the Company's Annual Report filed on Form 10-K for further information on Economic Profit.

(b) Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only, in accordance with SEC rules. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

     The following table provides information with respect to the options exercised during 2003 and the unexercised options held as of December 31, 2003 by the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBERS OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                               SHARES                         AT FISCAL YEAR-END         AT FISCAL YEAR-END($) (A)
                            ACQUIRED ON       VALUE       ---------------------------   ---------------------------
           NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ------------   ------------   -----------   -------------   -----------   -------------
Donald A. Foss............         --        $     --            --              --     $       --     $       --
Brett A. Roberts..........     30,000         106,456       395,000         552,469      2,721,325      3,786,157
Steven M. Jones...........         --              --         6,000         144,000         43,590        745,560
Michael W. Knoblauch......     20,000          65,010       280,000         200,000      2,155,600      1,666,000
Keith P. McCluskey........         --              --            --       1,000,000             --      8,995,000

(a) Values are based on the December 31, 2003 average of the high and low price of $15.09 per share on The Nasdaq Stock Market's National Market.

EMPLOYMENT AGREEMENT

     Effective April 19, 2001, the Company entered into an employment agreement with Mr. McCluskey as Chief Marketing Officer, which replaced the prior agreement dated May 29, 1999. Under the terms of this agreement, Mr. McCluskey is to be paid an annual base salary of $250,000 and is entitled to participate in the bonus program and the other fringe benefit programs for salaried employees. In addition, Mr. McCluskey was granted 1,000,000 options with an exercise price of $6.09 under the Company's 1992 Stock Option Plan, with vesting of such options subject to the Company achieving certain performance criteria, and was provided a

$478,000 loan. Refer to "Indebtedness" section for further information on the terms of this agreement. The term of this employment agreement will continue indefinitely, with a right of termination by either the Company or Mr. McCluskey under any circumstances upon 30 days written notice. Upon such termination the Company is obligated to pay Mr. McCluskey all salary and other compensation accrued through and including the date of such termination, and any options which have not yet vested and become exercisable shall be cancelled. In the event of a "change of control" of the Company (as defined in the 1992 Stock Option Plan), each option shall be cancelled in exchange for payment in cash of an amount equal to the excess of the change of control price (as defined in Mr. McCluskey's option agreement) over the exercise price thereof, unless such option is honored or assumed, or new rights substituted therefor immediately following the change of control.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee, comprised of directors who are not employees of the Company, annually reviews and makes recommendations to the Board of Directors regarding executive compensation for the Chief Executive Officer and other top officers of the Company as well as reviews and gives input into the compensation philosophies and programs for all employees. It is the philosophy of the Compensation Committee that the executive compensation program should align the financial interests of the Company's executives with the long term interests of the Company and its shareholders and should attract and retain qualified executives to lead the Company toward its goals. The key elements of the Company's current program include a base salary, a bonus based on the Company's financial and operational performance and, where applicable, on that executive's performance, and equity participation through grants of stock options and restricted shares. The Compensation Committee delegates compensation decisions for other executive officers to their direct supervisors.

     BASE SALARY. The Compensation Committee, based on a variety of factors, including individual performance, competitive practices and industry norms, has reviewed the Company's compensation policy and has set the base salaries for the top executive officers consistent with this policy. The Company's policy is to establish base compensation levels for executives that are competitive with other companies representing labor markets where the Company competes for business and employment, including consumer finance, finance/banking, or cross-industry sectors. Within these industries, the focus is on companies of comparable size. Several of these companies are included in the Dow
Jones -- Diversified Financial Services Industry Group, the Company's peer group used in the stock performance graph. See "Stock Performance Graph". Factors taken into consideration include the executive's responsibilities, skills and individual performance. Salaries are reviewed annually and are adjusted based on the recommendation of management.

     BONUS. Early in 2003, the Compensation Committee approved the basis upon which bonus awards to executive officers would be granted for 2003. The bonus awards for the Chief Executive Officer, Chief Operating Officer and President were based on the Company's achievement of predefined business measures that directly impact economic profit, including profitability, loan origination quality, growth in the number of loans originated, and loan portfolio performance. "Economic profit" is described in detail in the Company's Annual Report on Form 10-K. Generally, for the other executive officers, the formula was based upon the Company's achievement of the same predefined business measures and upon accomplishing predefined individual and departmental objectives. The Compensation Committee believes that bonus awards based on measures that directly impact economic profit properly align the executives' incentives with the Company's performance, because the Compensation Committee believes that improvements in economic profit will create increased shareholder value.

     STOCK OPTIONS. Under the 1992 Stock Option Plan, the Compensation Committee may grant options to purchase Common Stock to employees of the Company, including executive officers. Option grants have an exercise price equal to the fair market value of the Common Stock on the grant date and become exercisable either over a period of time or if the Company attains specified levels of economic profit or earnings per share. It is the Compensation Committee's policy that the vesting schedule for option grants be predominantly performance-based, with appropriately aggressive vesting targets. When structured in this way, the Compensation Committee believes that the options properly align the interests of management and shareholders by rewarding management only for exceptional business performance. Beginning in 2002, the Company issued options only after shares had first been repurchased in the open market. In all cases, the option is priced at or above the average price of the repurchased shares. Generally, the Compensation Committee considers the making of option grants on an annual basis. The number of options awarded and the related vesting criteria are generally determined based upon management's recommendation and are generally based upon the position held by an executive, that executive's performance and contributions to the Company over the prior year and the executive's expected future contribution. Stock options for 120,000 shares of Common Stock were granted to Mr. Jones in November 2003 upon his promotion to Chief Administrative Officer. There were no options granted to other executive officers in 2003.

     Beginning in 2004, if the new Incentive Compensation Plan, described elsewhere in the proxy statement, is approved by shareholders, the Compensation Committee intends to use primarily restricted stock grants rather than stock options to provide an equity compensation component for executive officers. These grants will be an integrated component of the Company's variable compensation program, which provides both a short-term incentive, paid in cash, and a long-term incentive, paid in restricted stock. The Compensation Committee's current intention, subject to shareholder approval of the Proposed Plan, is that restricted stock grants to the Chief Executive Officer, President, Chief Operating Officer and Chief Administrative Officer would be made annually with grant amounts based on the achievement of increases in economic profit. In addition, the Compensation Committee's current intention, subject to shareholder approval of the Proposed Plan, is that restricted stock grants to other employees would be made annually with grant amounts based on the achievement of both individual and company performance targets. Vesting schedules for these grants would be based on meeting earnings per share targets established by the Compensation Committee. The earnings per share targets currently established are equal to twice the earnings per share amount for the fiscal year immediately preceding the year of grant.

     THE CHIEF EXECUTIVE OFFICER'S 2003 COMPENSATION. Mr. Roberts, the Company's Chief Executive Officer, is compensated on a basis similar to that described above. Mr. Roberts' base salary was increased from $308,000 to $400,000 based on external labor market data for chief executive officers in similarly sized companies, in similar industries, or in other successful companies. Early in 2003, the Compensation Committee approved the basis upon which bonus awards to Mr. Roberts would be made. The bonus award for Mr. Roberts was based on the Company's achievement of predefined business measures that directly impact economic profit including profitability, loan origination quality, growth in the number of loans originated, and loan portfolio performance. The amount shown in the Summary Compensation Table includes the full amount earned for 2003 based on the above formula.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The 1992 Stock Option Plan contains a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Option Plan to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.

     The Compensation Committee believes that other components of the Company's compensation program may result in payments to executive officers that would exceed the restriction on deductibility. Accordingly, the Company is structuring the shareholder approval of the Proposed Plan so that compensation paid thereunder will qualify for an exemption from the Section 162(m) restriction on deductibility. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

EXECUTIVE COMPENSATION COMMITTEE:

       HARRY E. CRAIG  GLENDA FLANAGAN  DANIEL P. LEFF  THOMAS N. TRYFOROS

DIRECTOR COMPENSATION

     For 2003, all outside Board members received $1,500 for each Board meeting attended plus $500 for each committee meeting attended and were reimbursed for travel related expenses. Non-employee directors are also eligible to participate in the Company's Director Stock Option Plan, which permits the board to grant stock options to these directors at their discretion. No options were granted under this plan in 2003. In March 2004, upon her appointment as director, Ms. Flanagan was granted stock options for 100,000 shares of Common Stock with an exercise price of $17.25 per option, the fair market value of the Company's Common Stock on the date of grant. Ms. Flanagan's stock options expire in 2014, and vest in four portions based on the Company's achievement of four tiered economic profit targets or immediately upon a change in control of the Company.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning on January 1, 1999 and ending on December 31, 2003 with the cumulative total return on the Nasdaq Market index and a peer group index based upon the approximately 100 companies included in the Dow Jones -- Diversified Financial Services Industry Group. The comparison assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------------------
 Credit Acceptance
   Corporation         $100.00    $ 50.43    $ 82.05    $121.71    $ 87.26    $209.23
 Peer Group             100.00     126.12     154.83     141.54     113.19     154.94
 Nasdaq Market Index    100.00     176.37     110.86      88.37      61.64      92.68

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In the normal course of business, the Company has maintained business relationships and engaged in certain transactions with companies owned by Donald Foss, the Company's majority shareholder and Chairman (the "Foss Companies"), and with certain automotive dealerships owned by Keith McCluskey, the Company's President (the "McCluskey Dealerships").

CONTRACT ASSIGNMENTS

     The Company regularly accepts retail automobile installment contracts (referred to as "Loans") originated by the Foss Companies, which totaled approximately $14.5 million in 2003, or 1.8% of the $814.2 million in Loans originated by the Company in 2003. The total outstanding Loans originated by the Foss Companies represented approximately 2.0% of gross Loans receivable as of December 31, 2003. The Company accepts Loans from the Foss Companies on the same terms as those accepted from unaffiliated dealers.

     The Company also regularly accepts Loans originated by the McCluskey Dealerships, which totaled approximately $6.6 million in 2003, or 0.7% of the $814.2 million in Loans originated by the Company in 2003. The total outstanding Loans originated by the McCluskey Dealerships represented approximately 0.7% of gross Loans receivable as of December 31, 2003. The Company accepts Loans from McCluskey Dealerships on the same terms as those accepted from unaffiliated dealers.

INDEBTEDNESS

     Pursuant to an employment agreement with Mr. McCluskey dated April 19, 2001, the Company loaned the McCluskey Dealerships $850,000. The note, including all principal and interest, is due on April 19, 2011, bears interest at 5.22%, is unsecured, and is personally guaranteed by Mr. McCluskey. As of February 29, 2004, the balance of the note including accrued but unpaid interest was approximately $1,062,000, which was the highest amount outstanding since the beginning of 2003. In addition, in 2001 pursuant to the employment agreement, the Company loaned Mr. McCluskey approximately $478,000. The note, including all principal and interest, is due on April 19, 2011, bears interest at 5.22%, beginning January 1, 2002, and is unsecured. As of February 29, 2004 the balance of the note including accrued interest was approximately $533,000.

OTHER

     The Company paid for air transportation services provided by a company owned by the Company's majority shareholder and Chairman totaling $159,000 for the year ended December 31, 2003.

     Beginning in 2000, the Company offered a line of credit arrangement to certain dealers who were not participating in the Company's core business. These lines of credit are secured primarily by loans originated and serviced by the dealer, with additional security provided by the personal guarantee of the dealership's owner. The Company ceased offering this program to new dealers in the third quarter of 2001 and has been reducing the amount of capital invested in this program since that time. Beginning in 2002, entities owned by Mr. Foss began offering secured line of credit loans in a manner similar to the Company's prior program, at his dealerships and at two other dealers, one of whom also does business with the Company. Mr. Foss does not intend to expand his line of credit lending activities to additional dealers, except to dealerships which he owns or controls.

                            INDEPENDENT ACCOUNTANTS

GENERAL

     The Audit Committee has appointed the Deloitte Entities as the Company's independent accountants to audit the consolidated financial statements of the Company for 2004. The Deloitte Entities has served as the Company's independent accountants since 1998. Representatives of the Deloitte Entities will be present at the meeting to respond to questions from the shareholders and will be given the opportunity to make a statement.

FEES PAID TO INDEPENDENT ACCOUNTANTS

     The following table provides a summary of the aggregate fees billed by the Deloitte Entities in 2003 and 2002:

                                                                 2003         2002
                                                              ----------   ----------
Audit fees(1)...............................................  $  764,000   $  671,000
Audit-related fees(2).......................................      97,000       81,000
                                                              ----------   ----------
  Audit and audit related fees..............................     861,000      752,000
                                                              ----------   ----------
Tax fees(3).................................................     240,000      655,000
All other fees(4)...........................................          --       55,000
                                                              ----------   ----------
  Total fees................................................  $1,101,000   $1,462,000
                                                              ==========   ==========

(1) Audit fees were for professional services rendered for the audit of our consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filing engagements.

(2) Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include subsidiary audits, agreed-upon procedures, and the audit of the Company's employee benefit plan.

(3) Tax fees were professional services for federal and state tax compliance, tax advice and tax planning.

(4) All other fees were for services other than the services reported above. In 2003, no other services were provided. In 2002, these services included an assessment of the Company's information system security.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the Deloitte Entities, and satisfied itself as to the maintenance of the auditors' independence.

POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The Audit Committee's policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee's policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountants, up to predetermined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the predetermined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since May 6, 2003, all services provided by the Deloitte Entities were pre-approved by the Audit Committee. The policy has not been waived in any instance.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received since January 1, 2003, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

                             OTHER BUSINESS MATTERS

     The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

     Enclosed with the Notice of Annual Meeting and this Proxy Statement is a copy of the Company's Annual Report on Form 10-K. The Company has also published a formal annual report which is available without charge to shareholders upon request. Address all requests, in writing, to the Investor Relations Department, Credit Acceptance Corporation, P.O. Box 513, Southfield, Michigan 48037.

           SHAREHOLDER PROPOSALS AND NOMINEES FOR 2005 ANNUAL MEETING

SHAREHOLDER PROPOSALS

     Proposals by shareholders which are intended to be presented at the 2005 Annual Meeting of Shareholders must be submitted to the Secretary of the Company no later than December 17, 2004 in order to be considered for inclusion in the Company's 2005 proxy materials. The Company expects the persons named as proxies for the 2004 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal on or before March 2, 2005.

SHAREHOLDER NOMINEES

     Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating Committee for the 2005 Annual Meeting should be submit such recommendations to the General Counsel of the Company not later than November 14, 2004. The recommendation should be accompanied by (i) the name and address of the shareholder recommending the candidate, (ii) evidence of the shareholder's ownership of Company shares along with an undertaking that the shareholder will continue to own such shares through the date of the annual meeting, (iii) all information regarding the candidate that would be required to be disclosed in the Company's annual meeting proxy statement if the candidate is nominated by the Board, and (iv) the candidate's consent to serve as a director if elected. The General Counsel will forward any recommendations to the Nominating Committee. The Nominating Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating Committee.

                                          By Order of the Board of Directors,

                                          Charles A. Pearce
                                          Corporate Secretary

April 16, 2004

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER

I.  STATEMENT OF POLICY

     There shall be a Standing Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to:

     1. The integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls.

     2. The annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance.

     3. The compliance by the Company with corporate governance, legal and regulatory requirements, including the Company's disclosure controls and procedures.

     4. The fulfillment of the other responsibilities set out herein.

     The Committee shall review and reassess the Committee's Charter annually and recommend any changes to this Charter that it finds necessary or advisable to the Board.

     In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation or to otherwise carry out its duties. The Committee shall also have the authority to cause the Company to compensate the independent auditors and any independent counsel, accountants or other advisors employed or retained by the Committee. The Company will provide all necessary funding to pay such compensation and to pay all ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee will act as the Company's qualified legal compliance committee ("QLCC") and will perform such other functions as assigned by law, the Company's Articles of Incorporation or Bylaws, or the Board of Directors.

II.  ORGANIZATION

     The Audit Committee shall be composed of three or more members, including a chairman, each of whom are directors not simultaneously serving as officers or employees of the Corporation. Each member shall at all times be an independent director within the meaning of the Nasdaq rules and satisfy all of the other requirements for Audit Committee members set forth in the Nasdaq rules. At least one member of the Committee shall meet the rules of and be designated as an Audit Committee Financial Expert. The chairman and members of the Committee shall be appointed by a majority vote of the Board of Directors.

III.  RESPONSIBILITIES

     The following shall be the principal responsibilities of the Audit
Committee:

     REVIEW OF ANNUAL SEC FILINGS. The Committee shall review with management and the independent auditors the Company's Annual Report on Form 10-K, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," their judgment about the quality, not just acceptability, of accounting principles, the purpose for and advisability of major changes in accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Form 10-K.

     REVIEW OF QUARTERLY SEC FILINGS AND OTHER COMMUNICATIONS. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review and discuss the Company's earnings press releases as well as the types of financial information periodically provided to analysts and rating agencies. The Committee shall also discuss the results of the independent auditors' review of the Company's quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.

     ENGAGEMENT OF INDEPENDENT AUDITORS. The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company's independent auditors. The Committee shall have the sole authority to approve all engagement fees to be paid to the independent auditors. The independent auditor shall report directly to the Committee.

     DETERMINATION AS TO INDEPENDENCE AND PERFORMANCE OF INDEPENDENT
AUDITORS. The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors' independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, including any relationships or services disclosed in the reports that may impact the objectivity and independence of the auditor, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company's independent auditors annually. In doing so, the Committee shall consult with management and the Company's internal auditors and shall obtain and review a report by the independent auditors describing their internal control procedures, material issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years and the response of the independent auditors. The Committee shall also review any significant disagreement among management and the independent auditors which, if not resolved to the independent auditors' satisfaction, would have caused them to issue a qualified report on the financial statements. "Disagreements" for this purpose shall be those contemplated by Item 304 of SEC Regulation S-K (or any successor rule). The Committee shall consider whether or not there should be a regular rotation of the lead audit partner or the independent audit firm.

     REVIEW OF DISCLOSURE CONTROLS AND PROCEDURES. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company's disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management's conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

     PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards.

     PREPARATION OF REPORT FOR PROXY STATEMENT. The Committee shall prepare the report required to be included in the Company's annual proxy statement, all in accordance with applicable rules and regulations.

     WHISTLEBLOWING PROCEDURES. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     REVIEW OF CORPORATE GOVERNANCE, LEGAL AND REGULATORY COMPLIANCE. The Committee shall periodically review with management, including the General Counsel, Director of Internal Audit and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company's financial statements, accounting or auditing matters or compliance with the Company's Code of Conduct. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company's compliance with applicable law and listing standards.

     ACT AS QUALIFIED LEGAL COMPLIANCE COMMITTEE. The Committee shall as the Company's Qualified Legal Compliance Committee ("QLCC") for purposes of compliance with 17 CFR 205, "Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer." In this regard, the Committee shall do the following:

     (1) Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation by the Company or any of its officers, directors, employees or agents, of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or similar material violation of any U.S. federal or state law.

     (2) Inform the Company's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a material violation (unless such report to the chief legal officer and chief executive officer would be futile).

     (3) Determine whether an investigation is necessary regarding any report of evidence of any material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate: (a) notify the full Board of Directors; (b) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (c) retain such additional expert personnel as the Committee deems necessary.

     (4) At the conclusion of an investigation: (a) recommend, by majority vote, that the issuer implement an "appropriate response" to evidence of a material violation; and (b) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted.

     (5) Acting by majority vote, take all other appropriate action, including notifying the SEC if necessary in the event the Company fails in any material respect to implement an appropriate response that the QLCC has recommended the issuer to take.

     REVIEW OF CERTAIN TRANSACTIONS WITH DIRECTORS AND RELATED PARTIES. The Committee shall review and approve all of the Company's transactions with Directors and executive officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

     In addition to the principal responsibilities, the Audit Committee may perform the following:

     INTERNAL AUDIT. Consider, in consultation with management, the independent accountants and the Director of Internal Audit:

     1. Significant risks and exposures to the Company and assess the steps management has taken to minimize such risk to the Company.

     2. The audit scope and plan of the internal auditors.

     3. Significant findings during the year and management's responses thereto.

     4. Any difficulties encountered in the course of the audits, including any restrictions on the scope of their work or access to required information.

     5. Any changes required in the planned scope of their audit plan.

     6. The Internal Audit Department budget and staffing.

     7. The Internal Audit Department charter.

     8. The adequacy of internal controls, including information systems and security.

     The Committee may also review on a continuing basis the adequacy of internal controls, including meeting periodically with management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

     The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit. The Director of Internal Audit reports functionally to the Chairman of the Audit Committee.

     OFFICERS' EXPENSE ACCOUNTS. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the independent accountant.

IV.  MEETINGS

     The Committee shall meet at least four times annually and such meetings shall, during their course and in total, provide for at least:

     1. Representatives of the independent accountants to attend at least two meetings to present the results of their annual audit.

     2. Representatives of the Internal Audit and General Counsel to present their results.

     3. Provide sufficient opportunity for the internal and independent accountants to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent accountants received during the course of the audit.

(CREDIT ACCEPTANCE LOGO)                        000000 0000000000 0 0000
                                                0000000000.000 ext
                                                0000000000.000 ext
                                                0000000000.000 ext
MR A SAMPLE                                     0000000000.000 ext
DESIGNATION (IF ANY)                            0000000000.000 ext
ADD 1                                           0000000000.000 ext
ADD 2                                           0000000000.000 ext
ADD 3
ADD 4
ADD 5                                         [BAR CODE]
ADD 6




                                        [ ]  Mark this box with an X if you have
                                             made changes to your name or
                                             address details above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS
This Board of Directors recommends a vote FOR the listed nominees.

                         FOR    WITHHOLD                                  FOR    WITHHOLD

 01 - Donald A. Foss     [ ]       [ ]           04 - Daniel P. Leff      [ ]       [ ]

 02 - Harry E. Craig     [ ]       [ ]           05 - Brett A. Roberts    [ ]       [ ]

 03 - Glenda Flanagan    [ ]       [ ]           06 - Thomas N. Tryforos  [ ]       [ ]



B  ISSUES
The Board of Directors recommends a vote FOR the following proposal.

                                                         FOR   AGAINST   ABSTAIN

 02 - To adopt the Credit Acceptance Corporation         [ ]     [ ]       [ ]
      Incentive Compensation Plan and approve the performance goals thereunder.



C  ATTENDANCE
Mark this box with an X if you plan to attend the meeting.   [ ]

D AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within box      Date (mm/dd/yyyy)

---------------------------------------------------     ----------------------------------------------      ------------------------

                                                                                                                   /     /
---------------------------------------------------     ----------------------------------------------      ------------------------


                          1 U P X H H H P P P P 003409

--------------------------------------------------------------------------------
PROXY - CREDIT ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 13, 2004

The undersigned hereby constitutes and appoints Donald A. Foss and Brett A. Roberts, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote all the shares of Common Stock of Credit Acceptance Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on May 13, 2004 at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon all matters properly coming before the meeting including, without limitation, those set forth in the related Notice of Meeting and Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ON THE OTHER SIDE AND FOR THE PROPOSAL. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 16, 2004 is unable to serve or, for good cause, will not serve. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 16, 2004, and the 2003 Annual Report to Shareholders, and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

(Continued and to be voted on reverse side.)

                          CREDIT ACCEPTANCE CORPORATION
                           INCENTIVE COMPENSATION PLAN

                             EFFECTIVE APRIL 1, 2004


                              I. GENERAL PROVISIONS


         1.01 PURPOSE. The Plan, which was adopted by the Company's Board on the Effective Date, is intended to attract and retain highly competent, effective and loyal Employees and Non-Employee Directors in order to create per share intrinsic value for shareholders.

         1.02 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are directors) and Non-Employee Directors of the Company or of an Affiliate as the Committee may select from time to time. The Committee may grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to an individual upon the condition that the individual become an Employee or Non-Employee Director of the Company or of an Affiliate, provided that the Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be deemed to be granted only on the date that the individual becomes an Employee or Non-Employee Director.

         1.03 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "AFFILIATE" OR "AFFILIATES" means a corporation or other entity that is affiliated with the Company and includes any parent or subsidiary of the Company, as defined in Code Sections 424(e) and (f), respectively.

                  (b) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

                  (c) "BOARD" means the Board of Directors of the Company.

                  (d) "BUSINESS COMBINATION" means (1) any reorganization, merger, share exchange or consolidation of the Company, or (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

                  (e) "CASHLESS EXERCISE PROCEDURE" means delivery to the Company by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.

                  (f) "CAUSE" means (1) with respect to any Participant who is a party to a written employment agreement with the Company or any Affiliate, "Cause" as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or any Affiliate, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company.

                  (g) "CHANGE IN CONTROL" means the occurrence of any of the following events:

                           (1) If the Incumbent Directors cease for any reason
to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered to be an Incumbent Director; provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

                           (2) If there shall be consummated a Business
Combination, other than (A) a merger or consolidation effected to implement a reorganization of the Company's ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder's proportionate ownership of such other corporation from that owned in the Company prior to such merger or consolidation; and (B) a Business Combination following which: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Surviving Corporation in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock and Voting Stock, as the case may be; (ii) no person or entity beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Surviving Corporation or the combined voting power of the then outstanding voting securities of the Surviving Corporation (excluding any person or entity who beneficially owned 20% or more of the outstanding Common Stock or Voting Stock prior to such Business Combination, the Surviving Corporation and any employee benefit plan (or related trust) of the Company or the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                           (3) Approval by the shareholders of the Company of
any plan or proposal for the liquidation or dissolution of the Company.

                  (h) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (i) "CODE SECTION 162(M) PERFORMANCE AWARDS" is defined in
Section 4.02 of the Plan.

                  (j) "CODE SECTION 162(M) RESTRICTED STOCK AWARD AND RESTRICTED STOCK UNITS" is defined in Section 3.07 of the Plan.

                  (k) "COMMITTEE" means the Board acting as a whole, or a committee of two or more "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act) who also constitute "outside directors" (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

                  (l) "COMMON STOCK" means shares of the Company's authorized and unissued common stock, or reacquired shares of such common stock.

                  (m) "COMPANY" means Credit Acceptance Corporation and any successor thereto.

                  (n) "DISABILITY" means disability as defined in Section 22(e) of the Code.

                  (o) "EFFECTIVE DATE" means April 1, 2004, the date on which the Board adopted the Plan.

                  (p) "EMPLOYEE" means an employee of the Company or Affiliate, who has an "employment relationship" with the Company or an Affiliate, as defined in Treasury Regulation 1.421-7(h); and the term "employment" means employment with the Company, or an Affiliate of the Company.

                  (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                  (r) "FAIR MARKET VALUE" means, with respect to a share of Common Stock on the Grant Date, the average of the high and low sale prices of Common Stock on the Nasdaq Stock Market ("NSM") as reported in The Wall Street Journal for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means (i) if shares acquired or to be acquired upon exercise were sold by the Participant exercising the option on the date of exercise, the average sale price of such shares, or (ii) if shares acquired or to be acquired upon exercise were not sold on the date of exercise by the Participant exercising the option, the average of the high and low sale prices of such Common Stock on the NSM on the last date preceding the exercise on which there were Common Stock transactions, as reported in The Wall Street Journal. If the Common Stock is not listed for trading on the NSM on the relevant date, (1) the average of the high and low sale prices on the securities exchange (or, if there is more than one, the principal such exchange) on which the Common Stock is traded as reported in The Wall Street Journal for the relevant date; (2) if the shares are not listed for trading on any securities exchange or the NSM on such date but bid and ask information is reported by Nasdaq or another generally accepted reporting service, the average of the high bid and low asked prices of the shares, as so reported by Nasdaq or, if not reported by Nasdaq, another generally accepted reporting service, for the relevant date; (3) if none of the foregoing is applicable, the fair market value of a share as of the relevant date, as determined by the Committee; provided that for purposes of determining the value of Common Stock on the date of exercise under the circumstances described in this sentence, if shares acquired or to be acquired upon exercise were sold on the date of exercise by the Participant exercising the option, "Fair Market Value" means the average sale price of such shares.

                  (s) "GRANT DATE" means the date on which the Committee authorizes an individual Option, Restricted Stock Award, Restricted Stock Unit or Performance Award, or such later date as shall be designated by the Committee.

                  (t) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

                  (u) "INCUMBENT DIRECTORS" means the members of the Board on the Effective Date.

                  (v) "NON-EMPLOYEE DIRECTOR" means a director of the Company or an Affiliate who is not an Employee.

                  (w) "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

                  (x) "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

                  (y) "PARTICIPANT" means the individuals described in Section 1.02.

                  (z) "PERFORMANCE AWARD" means a performance award granted pursuant to Article IV.

                  (aa) "PLAN" means the Credit Acceptance Corporation Incentive Compensation Plan, the terms of which are set forth herein, as amended from time to time.

                  (bb) "RESTRICTED PERIOD" means the period of time during which Common Stock subject to a Restricted Stock Award, Restricted Stock Unit or Performance Award is subject to transfer restrictions that make it nontransferable.

                  (cc) "RESTRICTED STOCK" means Common Stock that is subject to a Restricted Period pursuant to Article III or Article IV.

                  (dd) "RESTRICTED STOCK AWARD" means an award of Common Stock that is subject to a Restricted Period, granted pursuant to Article III.

                  (ee) "RESTRICTED STOCK UNIT" means a right granted pursuant to
Article III to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

                  (ff) "RETIREMENT" means a Participant's voluntary cessation of employment, or voluntary cessation of services as a Non-Employee Director, following the Participant's 65th birthday.

                  (gg) "SURVIVING CORPORATION" means the corporation resulting from a Business Combination referred to in Section 1.03(g)(2)(B) of the Plan, including, without limitation, the surviving corporation in a merger involving the Company and a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

                  (hh) "VOTING STOCK" means the securities ordinarily having the right to vote in the election of directors to the Board.

         1.04 ADMINISTRATION. (A) The Plan shall be administered by the Committee, in accordance with Rule 16b-3 under the Exchange Act and Code Section 162(m), if applicable. The Committee, at any time and from time to time, subject to Sections 2.02 and 7.07, may grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to such Employees and for such number of shares of Common Stock as it shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted under the Plan shall be final and binding upon all Participants. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, Restricted Stock Award or Restricted Stock Unit.

         (b) To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

         1.05 STOCK. The total number of shares of Company Common Stock available for grants and awards under this Plan shall be One Million (1,000,000). The maximum number of shares of Common Stock that may be subject to Option grants under the Plan to any salaried employee during any two-year period shall not exceed 500,000 shares. Shares subject to any portion of a terminated, forfeited, cancelled or expired Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted hereunder may again be subjected to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. All amounts in this Section 1.05 shall be adjusted, as applicable, in accordance with Article VI.

                                II. STOCK OPTIONS

         2.01 GRANT OF OPTIONS. The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant's Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. Any Participant may hold more than one Option, Restricted Stock Award, Restricted Stock Unit or Performance Award under the Plan and any other plan of the Company or Affiliate.

         2.02 INCENTIVE STOCK OPTIONS. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.02 and shall only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Affiliate possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Affiliate unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or fails any other Code Section 422 requirement) shall be deemed to constitute a Nonqualified Stock Option.

         2.03 OPTION PRICE. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

         2.04 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, the Committee may permit a Participant to pay such purchase price in whole or in part by tendering shares of Common Stock that have been held at least six months, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, they shall be valued for such purpose at their Fair Market Value on the date of exercise. At the discretion of the Committee, as set forth in a Participant's Option Agreement, the purchase price may be paid by using the Cashless Exercise Procedure if the relevant agreement between the Company and the Participant's broker referred to in the definition of such term has been executed by the Company and such broker.

         2.05 ACCELERATION. The Committee may, in its discretion, accelerate a Participant's right to exercise an Option.

                     III. RESTRICTED STOCK AWARDS AND UNITS

         3.01 TERMS OF RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Such Awards and Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award or Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine.

         3.02 TRANSFERABILITY. Except as provided in this Article III of the Plan, the shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of (a) the applicable Restricted Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or (b) upon the earlier satisfaction of other conditions as specified by the Committee and set forth in the applicable Agreement. Prior to the end of the Restricted Period, all rights with respect to the Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

         3.03 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and shall legend any certificates representing such shares to give appropriate notice of such restrictions.

         3.04 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 3.03 or Article IV, any certificate representing shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit or Performance Award shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Credit Acceptance Corporation Incentive Compensation Plan (the "Plan"), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated ______ __, _____. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

         3.05 REMOVAL OF RESTRICTIONS. Except as otherwise provided under the Plan, if the Restricted Period has elapsed or been waived by the Committee with respect to all or a portion of the Restricted Stock represented by a certificate, the holder thereof shall be entitled to have the legend required by
Section 3.04 removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall bear the legend required by Section 3.04 and Article IV. The Committee shall have the discretion to waive the applicable Restricted Period with respect to all or any part of the Common Stock subject to a Restricted Stock Award, or Restricted Stock Unit or Performance Share Award that has not been granted pursuant to Code Section 162(m). The Company shall have the right to retain any certificate representing shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit or Performance Award until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

         3.06 VOTING AND DIVIDEND RIGHTS. During the Restricted Period, Participants shall be considered record owners of any shares of Common Stock subject to any Restricted Stock Award or Restricted Stock Unit held by them for purposes of determining who is entitled to vote or receive dividends with respect to such shares. If any dividends or distributions are paid in shares of Common Stock during the Restricted Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

         3.07 RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate certain Restricted Stock Awards and Restricted Stock Units as granted pursuant to Code
Section 162(m) ("Code Section 162(m) Restricted Stock Award and Restricted Stock Units"). Such Restricted Stock Awards and Restricted Stock Units must comply with the following additional requirements, which override any other provision set forth in this Article III:

                  (a) CODE SECTION 162(M) GRANTS. Each Code Section 162(m) Restricted Stock Award and Restricted Stock Unit shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Restricted Stock Award or Restricted Stock Unit also may be subject to goals and restrictions in addition to the performance requirements.

                  (b) PERFORMANCE GOALS. Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon the attainment of specified levels of Company or Affiliate performance (or combination thereof) during a specified performance period, as measured by any or all of the following: (i) economic profit; (ii) earnings per share;
         (iii) operating income; (iv) net income; (v) revenue; (vi) book value per share, (vii) return on capital; (viii) total loan originations;
         (ix) origination quality measures such as charge-off rates, collection rates, dollars collected or similar measures; (x) loan performance measures such as charge-off rates, collection rates, dollars collected;
         (xi) annual profitability; and (xii) market capitalization.

                  (c) COMMITTEE DETERMINATIONS. For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award or Restricted Stock Unit;
         (ii) determine the performance period, which may be a one, two, three, four or five fiscal year period; (iii) determine the target levels of Company or Affiliate performance; and (iv) determine the number of shares or compensation subject to a Restricted Stock Award or Restricted Stock Unit to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award or Restricted Stock Unit relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  (d) COMMITTEE CERTIFICATION. For each performance period, the Committee shall certify, in writing: (i) if the Company or its Affiliate(s) (as applicable) has attained the performance targets; and
         (ii) the cash or number of shares (or combination thereof) pursuant to the Restricted Stock Award or Restricted Stock Unit that shall be paid to each selected Employee or that become freely transferable upon attainment of the performance targets and/or other restrictions. The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award or Restricted Stock Unit. No part of a Code
         Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (e) DIVIDENDS. Any dividends paid on Restricted Stock during the Restricted Period automatically shall be reinvested on behalf of the Employee in additional shares of Restricted Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award.

                  (f) FORMULA. Grants of Restricted Stock and Restricted Stock Units that are intended to satisfy Code Section 162(m) shall be subject to a formula to be approved by the Compensation Committee and shareholders in accordance with Treasury regulations under Code Section 162(m).



                  (g) NONALIENATION. Except as provided in this Article III of the Plan, the shares pursuant to a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Restricted Stock Award or Restricted Stock Unit granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (h) REMOVAL OF LEGEND. Except as otherwise provided in this
         Article III of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit granted under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 3.04 of the Plan removed from the applicable Common Stock certificate.

                             IV. PERFORMANCE AWARDS

         4.01 PERFORMANCE AWARDS. The Committee is authorized to grant Performance Awards to eligible Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (a) may be denominated or payable in cash or shares of Common Stock (including, without limitation, Restricted Stock), and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance period, as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and the other terms and conditions of any Performance Award, including the effect upon such Award of termination of the Participant's employment and/or directorship, shall be determined by the Committee.

         4.02 PERFORMANCE AWARDS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate certain Performance Awards as granted pursuant to Code Section 162(m) ("Code Section 162(m) Performance Awards"). Such

Performance Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

                  (a) CODE SECTION 162(M) GRANTS. Each Code Section 162(m) Performance Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Award also may be subject to goals and restrictions in addition to the performance requirements.

                  (b) PERFORMANCE GOALS. Each Code Section 162(m) Performance Award shall be based upon the attainment of specified levels of Company or Affiliate performance (or combination thereof) during a specified performance period, as measured by any or all of the following: (i) economic profit; (ii) earnings per share; (iii) operating income; (iv) net income; (v) revenue; (vi) book value per share, (vii) return on capital; (viii) total loan originations; (ix) 3-month gross charge-off rate; (x) 36-month gross charge-off rate; (xi) annual profitability; and (xii) market capitalization.

                  (c) COMMITTEE DETERMINATIONS. For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Award; (ii) determine the performance period, which may be a one, two, three, four or five fiscal year period; (iii) determine the target levels of Company or Affiliate performance; and (iv) determine the Performance Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain. No part of a Performance Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (d) COMMITTEE CERTIFICATION. For each performance period, the Committee shall certify, in writing: (i) if the Company or its Affiliate(s) (as applicable) has attained the performance targets; and
         (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Award is granted subject to attainment of the designated performance goals). The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award.

                  (e) FIRST FORM - VOTING AND DIVIDEND RIGHTS. Code Section 162(m) Performance Awards may be granted in two different forms, at the discretion of the Committee. Under the first form, the Employee shall receive a Performance Award that consists of a certificate of Common Stock legended in accordance with Section 3.04, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee's Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the performance shares. Further, any dividends paid on such shares during the performance and/or Restricted Period automatically shall be reinvested on behalf of the Employee in additional performance shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Award.

                  (f) SECOND FORM. Under the second form, the Employee shall receive an Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock, or a combination thereof. Any certificate for shares under such form of Performance Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (g) FORMULA. Performance Awards that are intended to satisfy Code Section 162(m) shall be subject to a formula to be approved by the Compensation Committee and shareholders in accordance with Treasury regulations under Code Section 162(m).

                  (h) NON-ALIENATION. Except as provided in this Article IV of the Plan, the shares pursuant to a Code Section 162(m) Performance Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Code Section 162(m) Performance Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (i) REMOVAL OF LEGEND. Except as otherwise provided in this
         Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 3.04 removed from the applicable Common Stock certificate.

                    V. TERMINATION OF EMPLOYMENT AND SERVICES

         5.01. OPTIONS.

                  (a) Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant's status as an Employee or Non-Employee Director is terminated for any reason, the Participant's right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

                  (b) For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant's status as an Employee or Non-Employee Director is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the "expiration date" set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the "expiration date" set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant's status as an Employee or Non-Employee Director is terminated due to Retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the "expiration date" set forth in the applicable Agreement. The Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.

                  (c) Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.

         5.02 RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. Unless otherwise provided in the applicable Agreement, if the status as an Employee or Non-Employee Director of a Participant holding a Restricted Stock Award or Restricted Stock Unit terminates for any reason prior to the lapse of the Restricted Period, any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as to which the Restricted Period has not yet lapsed or been waived shall be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate.

         5.03 PERFORMANCE AWARDS. Unless otherwise provided in the applicable Agreement, if the status as an Employee or Non-Employee Director of a Participant holding a Performance Award terminates for any reason prior to satisfaction of the performance requirements of such Award, such Award automatically shall be forfeited by the Participant to the extent such requirements are not satisfied; provided, however, that the Committee, in its sole discretion, may waive or change the remaining requirements or add additional requirements with respect to any Performance Award or portion thereof that would otherwise be forfeited, as it deems appropriate.

         5.04 OTHER PROVISIONS. Neither the transfer of a Participant from one corporation or division to another corporation or division among the Company and any of its Affiliates nor a leave of absence under the Company's leave policy shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.

                      VI. ADJUSTMENTS AND CHANGE IN CONTROL

         6.01 ADJUSTMENTS.

                  (a) If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, (2) the number and type of shares of Common Stock subject to outstanding Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.

                  (b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

         6.02 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, or if the Committee determines in its sole discretion that a Change in Control has occurred, then Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards shall be treated as the Committee may determine (including acceleration of vesting and cash settlements of Options) at the time of grant or at a subsequent date, as provided in the recipient's Agreement. If no such provision is made in the recipient's Agreement and no subsequent determination is made by the Committee, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted hereunder immediately shall lapse; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.

         6.03 MERGER. If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of outstanding Option, Restricted Stock Award, Restricted Stock Unit or Performance Award, to the extent that such Option, Award or Unit remains outstanding thereafter, shall be entitled to receive, in lieu of the shares of Common Stock to which such holder would otherwise be entitled, upon the exercise of such Option or the lapse of the Restricted Period on shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit or the satisfaction of the performance requirements for a Performance Award, the securities and/or property which a shareholder owning the number of shares subject to the holder's Option, Restricted Stock Award, Restricted Stock Unit or Performance Award would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.

                               VII. MISCELLANEOUS

         7.01 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

         7.02 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on a Restricted Stock Award, Restricted Stock Unit, Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).

         7.03 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.

         7.04 NON-ASSIGNABILITY. No Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Option, Restricted

Stock Award, Restricted Stock Unit or Performance Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock Grant Award, Restricted Stock Unit or Performance Award.

         7.05 SECURITIES LAWS.

                  (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit or Performance Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws,
(ii) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, or
(iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         7.06 WITHHOLDING AND TAXES. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the lapse of a Restricted Period or the satisfaction of the performance requirements relating to a Performance Award. A Participant may use the Cashless Exercise Procedure or may tender previously acquired shares of Common Stock that have been held at least six months to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.

         7.07 TERMINATION AND AMENDMENT.

                  (a) The Board may terminate the Plan, or the granting of Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards under the Plan, at any time. No new grants or awards of Incentive Stock Options shall be made under the Plan after the tenth anniversary of the Effective Date.

                  (b) The Board may amend or modify the Plan at any time and from time to time.

                  (c) No amendment, modification or termination of the Plan shall adversely affect any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award previously granted under the Plan in any material way without the consent of the Participant holding the Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

         7.08 EFFECT ON EMPLOYMENT OR SERVICES. Neither the adoption of the Plan nor the granting of any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or an Affiliate.

         7.09 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

         7.10 SHAREHOLDER APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on the matter at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted under the Plan may be exercised or paid out in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan and any Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards granted under the Plan shall be rescinded.

         7.11 GOVERNING LAW. The Plan and all actions taken under the Plan shall be governed and construed in accordance with Michigan law.

         THIS PLAN is hereby executed as of April 16, 2004 in accordance with the Board resolutions adopted on such date.

                                          CREDIT ACCEPTANCE CORPORATION


                                               By: /s/ Charles A. Pearce
                                               ---------------------------------
                                               Charles A. Pearce
                                               Corporate Secretary






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